Exhibit 10.16

AMENDMENT NO. 1

TO

SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT, dated as of [______], 2021 (this “Amendment No. 1”), is made by and among Hennessy Capital Investment Corp. VI, a Delaware corporation, Hennessy Capital Partners VI LLC, a Delaware limited liability company, and [__________], a [_______ _______] (collectively, the “Parties”). Except as otherwise indicated herein, capitalized terms used but not defined herein shall have the meanings given to such terms in the Subscription Agreement (as defined below).

RECITALS

WHEREAS, the Parties hereto previously entered into that certain Subscription Agreement (the “Subscription Agreement”), dated as of [_______], 2021, and, pursuant to Section 7(l) thereof, the Parties desire to amend the Subscription Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

Founder Shares Purchase Price Per Share. Section 1(a)(ii) of the Subscription Agreement is hereby amended by deleting the price “$0.006 per share” and replacing it with the price “$0.002174 per share”.

Capitalization Representation. Section 4(b)(ii) of the Subscription Agreement is hereby amended by deleting the figure “5,750,000” and replacing it with the figure “11,500,000”.

Effect of Amendment. This Amendment No. 1 shall form a part of the Subscription Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment No. 1 by the Parties, each reference in the Subscription Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Subscription Agreement shall mean and be a reference to the Subscription Agreement as amended by this Amendment No. 1. Notwithstanding the foregoing, references to the date of the Subscription Agreement, “the date hereof” and “the date of this Agreement” shall in all instances continue to refer to [_______], 2021.

Full Force and Effect. Except as expressly amended hereby, the Subscription Agreement shall remain in full force and effect.

Counterparts. This Amendment No. 1 may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

Section 1.06 Governing Law. This Amendment No. 1 shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VI

By:
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

HENNESSY CAPITAL PARTNERS VI LLC

By:
Name:	Daniel J. Hennessy
Title:	Managing Member of Hennessy Capital Group LLC, the managing member of Hennessy
Capital Partners VI LLC

[SUBSCRIBING ENTITY]
By:
Name:
Title:

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